EXHIBIT 99.1

Company Contact:	Investor Relations Contact:
RELM Wireless Corporation	R J Falkner & Company, Inc.
William Kelly, EVP & CFO	R Jerry Falkner, CFA
(321) 984-1414	(800) 377-9893

RELM Wireless Reports 2008 First Quarter Results

WEST MELBOURNE, FL, May 7, 2008 - RELM Wireless Corporation (Amex: RWC) today announced its financial and operating results for the first quarter ended March 31, 2008.

For the first quarter ended March 31, 2008, sales totaled approximately $3.5 million, compared with approximately $4.6 million for the same quarter in 2007. The pretax loss for the first quarter approximated $2.1 million, compared with a loss of approximately $0.5 million for the first quarter last year. Net loss for the quarter ended March 31, 2008 was approximately $1.4 million, or $0.10 per diluted share, compared with a net loss of $0.3 million, or $0.03 per diluted share, for the first quarter in 2007. The non-cash tax benefit for the first quarter was approximately $0.7 million, compared with $0.2 million for the same quarter last year.

Gross profit margin for the first quarter 2008 was 39.4% of sales, versus 42.4% of sales for the same quarter in 2007. Selling, general and administrative expenses for the quarter totaled approximately $3.5 million (99.8% of sales), compared with approximately $2.6 million (56.3% of sales) for the first quarter last year.

Cash and cash equivalents at March 31, 2008 totaled approximately $6.3 million, compared with approximately $8.5 million at the end of 2007. The Company as of March 31, 2008 continued to be debt-free other than trade payables.

The financial and operating results for the first quarter 2008 reflect declining land mobile radio procurements in the Company’s addressable markets for the second consecutive quarter, particularly by the federal government, which is the Company’s largest customer. Also, operating expenses increased due primarily to the application of additional variable engineering resources to accelerate the final completion of the Company’s next-generation P25 digital product line.

Although the current and near-term economic and business climate is uncertain, the Company believes that sales prospects should improve during the next two quarters based upon identified customers’ requirements and the approval of a federal budget earlier in 2008. Additionally, the Company anticipates that the introduction of its new products will broaden its addressable market and, thus, provide a range of sales opportunities.

RELM President and Chief Executive Officer David Storey commented, “Clearly business conditions were difficult over the last two quarters. During this period we have seen a widespread decline in federal government procurement and purchases of land mobile radio equipment. Based on our dealings with radio users and customers, we believe their requirements remain largely intact. The timing and extent of improvement in these conditions, however, is difficult to predict, though we believe sales activity should improve during the next two quarters.

Meanwhile, we are continuing the drive toward improving our competitive position with a wide array of new P25 products, several of which will enable us to compete for opportunities in areas that we couldn’t enter previously. Doing so, positions RELM for P25 sales growth when customer purchasing activity gains traction and momentum.”

Conference Call and Webcast

The Company will host a conference call and web cast for investors at 11:00 a.m. Eastern Time, Thursday, May 8, 2008. Shareholders and other interested parties may participate in the conference call by dialing 800-860-2442 (international/local participants dial 412-858-4600) and ask to be connected to the RELM Wireless Conference Call a few minutes before 11:00 a.m. Eastern Time on May 8, 2008. The call will also be web cast at http://www.relm.com. Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet web cast. An online archive of the web cast will be available on the Company’s website for 30 days following the call at http://www.relm.com.

A replay of the conference call will be available one hour after the completion of the conference call from May 8, 2008 until May 15, 2008 at 5:00 pm EDT by dialing 877-344-7529 (international/local participants dial 412-317-0088) and entering the conference ID# 418607.

About APCO Project 25 (P25)

APCO Project 25 (P25), which requires interoperability among compliant equipment regardless of the manufacturer, was established by the Association of Public-Safety Communications Officials and is approved by the U.S. Department of Homeland Security. The shift toward interoperability has gained momentum as a result of significant communications failures during events such as the Oklahoma City bombings, the 9/11 attacks and Hurricane Katrina. RELM was one of the first manufacturers to develop P25-compliant technology.

About RELM Wireless

For more than 60 years, RELM Wireless Corp. has manufactured and marketed high-specification two-way communications equipment for use by public safety professionals and government agencies, as well as radios for use in a wide range of commercial and industrial applications, including disaster recovery. Advances include new interoperable, low-cost digital two-way radios compliant with APCO Project 25 technical specifications. Products are manufactured and distributed worldwide under BK Radio, RELM/BK and RELM product lines. The Company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.relm.com or directly at 1-800-821-2900.

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act Of 1995. These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: reliance on contract manufacturers; heavy reliance on sales to the U.S. Government;; federal, state and local budget deficits and spending limitations; limitations in available radio spectrum for use by land mobile radios; general economic and business conditions; changes in customer preferences; competition; changes in technology; changes in business strategy; the debt and inventory levels of the Company; quality of management, business abilities and judgment of the Company’s personnel; and the availability, terms and deployment of capital. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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(Financial Tables to Follow)

RELM WIRELESS CORPORATION

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

	Three Months Ended
	(Unaudited)
	3/31/2008	3/31/2007
Sales, net	$3,510	$4,631

Expenses:
Cost of products	2,126	2,668
Selling, general and administrative expenses	3,504	2,609
Total expenses	5,630	5,277

Operating loss	(2,120)	(646)

Other income (expense):
Interest expense	(1)	(3)
Interest income	66	148
Other (expense) income	(3)	(2)

Pretax loss	(2,058)	(503)

Income tax benefit	(699)	(159)

Net loss	$(1,359)	$(344)

Loss per share - basic	$(0.10)	$(0.03)

Loss per share - diluted	$(0.10)	$(0.03)

Weighted average common shares outstanding, basic	13,396	13,342
Weighted average common shares outstanding, diluted	13,396	13,342

RELM WIRELESS CORPORATION

Condensed Consolidated Balance Sheets

(In Thousands, Except Share Data) (Unaudited)

	March 31,	December 31,
	2008	2007
ASSETS
Current assets:
Cash & cash equivalents	$6,306	$8,452
Trade accounts receivable, net	1,883	1,992
Inventories, net	9,726	8,899
Deferred tax assets, net	3,244	2,545
Prepaid expenses & other current assets	937	1,097
Total current assets	22,096	22,985

Property, plant and equipment, net	1,332	1,338
Deferred tax assets, net	5,359	5,359
Other assets	415	463

Total assets	$29,202	$30,145

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,508	$1,161
Accrued compensation and related taxes	661	687
Accrued warranty expense	244	240
Accrued other expenses and other current liabilities	329	263
Total current liabilities	2,742	2,351

Commitments and contingencies	—	—

Stockholders' equity:
Preferred stock; $1.00 par value; 1,000,000 authorized shares, none issued or outstanding.	—	—
Common stock; $0.60 par value; 20,000,000 authorized shares, 13,395,871 issued and outstanding shares at March 31, 2008 and December 31, 2007, respectively.	8,037	8,037
Additional paid-in capital	23,978	23,953
Accumulated deficit	(5,555)	(4,196)
Total stockholders' equity	26,460	27,794

Total liabilities and stockholders' equity	$29,202	$30,145